UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2009

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-34022	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Primera Boulevard, Suite 3130
Lake Mary, Florida 32746
(Address of principal executive offices)(Zip Code)
(321) 363-5100
(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

 Item 1.01 Entry Into a Material Definitive Agreement.

           On July 22, 2009, New Generation Biofuels Holdings, Inc., a Florida corporation (the “Company”), entered into definitive subscription agreements (“Subscription Agreements”) with certain investors relating to the issuance and sale by the Company of 3,275,333 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), and warrants (“Warrants”) to purchase 655,066 shares of Common Stock (the “Offering”).

The Company is selling the Shares and Warrants in units (the “Units”) at a price of $1.05 per Unit, with each Unit consisting of one share of Common Stock and a Warrant to purchase 0.20 shares of Common Stock at an exercise price of $1.60 per share.  The Shares and the Warrants are immediately separable and will be issued separately.  Units will not be issued or certificated and will not trade on any exchange or be listed for quotation on any market.  The Warrants have a five year term from the date of issuance, will not be exercisable prior to six months after issuance and will include provisions providing for adjustments to the number of shares exercisable thereunder upon stock dividends, stock splits and similar events. We also do not intend that the Warrants will trade on any exchange or be listed for quotation on any market.

The Company also entered into a placement agent agreement, dated July 22, 2009 (the “Placement Agent Agreement”), with Capstone Investments (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as exclusive placement agent on a best efforts basis for the Offering.  The Placement Agent will receive a fee equal to 7% of the gross proceeds of the Offering and a warrant to purchase shares of Common Stock equal to 5% of the number of shares of Common Stock sold by the Company in the Offering on a fully diluted basis at an exercise price of $1.60 per share (the “PA Warrant”). The PA Warrant has a five year term from the date of issuance and will not be exercisable prior to six months after issuance. It also provides for cashless exercise at any time, rights to have the underlying shares registered in a future shelf registration by the Company and adjustments to the number of shares exercisable thereunder upon stock dividends, stock splits and similar events.

The aggregate net proceeds from the Offering, after deducting the placement agent’s fee and the estimated offering expenses payable by the Company, are expected to be approximately $2.96 million. Based on current estimates, the Company anticipates that its existing financial resources, including the net proceeds from this Offering, will be adequate to continue to conduct our business until the end of the year. The Company expects to need to raise additional capital to continue its business.

A copy of the form of Placement Agent Agreement is attached hereto as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the Placement Agent Agreement is a summary only and is qualified in its entirety by reference to Exhibit 1.1.  A copy of the form of Warrant and form of PA Warrant is attached hereto as Exhibit 4.1 and 4.2 to this report, respectively, and is incorporated herein by reference. The description of the Warrant and PA Warrant is a summary only and is qualified in its entirety by reference to Exhibits 4.1 and 4.2, respectively. A copy of the Subscription Agreement is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference.  The description of the Subscription Agreement is a summary only and is qualified in its entirety by reference to Exhibit 10.1.

The legal opinion of Hogan & Hartson LLP relating to the Shares, the Warrants, the PA Warrant and the Common Stock issuable upon exercise of the Warrants is attached as Exhibit 5.1 to this report.

On July 23, 2009, the Company issued a press release with respect to the pricing of its offer and sale of the Units. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated by reference herein.

The Company offered and is selling the above referenced securities pursuant to a shelf registration statement on Form S-3 (Registration No. 333-156449) declared effective by the Securities and Exchange Commission on January 27, 2009 (together with the prospectus included therein, the “Shelf Registration Statement”).  This Current Report on Form 8-K is being filed in part for the purpose of incorporating the Exhibits 1.1, 4.1, 4.2, 5.1, 10.1 and 99.1 of this report by reference into the Shelf Registration Statement for purposes of this offering.  The benefits of the representations and warranties set forth in such documents are intended only for investors in the offering and do not constitute continuing representations and warranties of the Company to any future or other investors.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

1.1	Placement Agent Agreement, dated as of July 22, 2009, by and among the Company and Capstone Investments.

4.1	Form of Warrant.

4.2	Form of Placement Agent Warrant.

5.1	Opinion of Hogan & Hartson LLP.

10.1	Form of Subscription Agreement.

23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

99.1	Press release dated July 23, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW GENERATION BIOFUELS HOLDINGS, INC.

Date: July 23, 2009	By:	/s/ Cary J. Claiborne
Cary J. Claiborne
President, Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

1.1	Placement Agent Agreement, dated as of July 22, 2009, by and among the Company and Capstone Investments.

4.1	Form of Warrant.

4.2	Form of Placement Agent Warrant.

5.1	Opinion of Hogan & Hartson LLP.

10.1	Form of Subscription Agreement.

23.1	Consent of Hogan & Hartson LLP (included in Exhibit 5.1).

99.1	Press release dated July 23, 2009.

5